UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 7, 2014

CELLDEX THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-15006	13-3191702
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Perryville III Building, 53 Frontage Road, Suite 220

Hampton, New Jersey 08827

(Address of principal executive offices) (Zip Code)

(908) 200-7500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                                           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 7, 2014, upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of Celldex Therapeutics, Inc. (the “Company”), the Board adopted amended and restated by-laws (the “Restated By-laws”) to among other things replace with the plurality voting standard with a majority voting standard for uncontested elections of directors and eliminate the mandatory retirement age for directors.  The majority voting standard for uncontested elections of directors will apply beginning with the Company’s 2015 annual meeting of stockholders.  The foregoing description of the Restated By-laws is qualified in its entirety by reference to the full text of the Restated By-laws, which is attached to this Current Report on Form 8-K as Exhibit 3.1 and incorporated herein by reference.

Item 8.01                                           Other Events.

On April 7, 2014, upon the recommendation of the Nominating and Corporate Governance Committee, the Board adopted corporate governance guidelines to enhance its corporate governance practices.  A copy of the corporate governance guidelines, as adopted on April 7, 2014, has been posted to the Company’s website at www.celldex.com.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibit No.	Description.

	3.1	Amended and Restated By-laws of Celldex Therapeutics, Inc., dated April 7, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELLDEX THERAPEUTICS, INC.

Date: April 8, 2014	By:	/s/ Avery W. Catlin
Avery W. Catlin
Title: Senior Vice President and Chief Financial Officer